Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2010, except for the second, fourteenth, and sixteenth paragraphs of Note 1 and Note 25, as to which the date is April 26, 2010, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-150760) and related Prospectus of Noranda Aluminum Holding Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee

April 26, 2010